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                                                                     EXHIBIT 4.3



                                     BY-LAWS

                                       OF

                              BAY STATE GAS COMPANY

                                    ARTICLE I

                             STOCKHOLDERS' MEETINGS

       The annual meeting of the stockholders of Bay State Gas Company entitled to vote thereat shall be held on the fourth Thursday in January in each year; and special meetings of the stockholders entitled to vote thereat shall be held whenever the Chairman of the Board of Directors, the President or a majority of the Board of Directors, in their discretion, shall order the same, or whenever one or more stockholders, holding in the aggregate not less than one-tenth (1/10) of the capital stock of the Corporation entitled to vote at such meeting, shall so request the Clerk in writing, which writing shall indicate the purposes for which said meeting is to be called.

       All such meetings, both annual and special, may be held in such place in The Commonwealth of Massachusetts as the call therefor shall specify, and notice of every such meeting shall be given to each stockholder of record entitled to vote at the meeting by mailing a notice not less than seven (7) nor more than sixty (60) days before the day named for the meeting. Notices of all meetings of stockholders shall state the purposes for which the meetings are called.

       In the event of the annual meeting, by mistake or otherwise, not being called and held as herein provided, a special meeting of the stockholders may be called and held in lieu of and for the purposes of the annual meeting. Any such special meeting may be called in the same manner as other special meetings. Any election had or business done at any such special meeting shall be as valid and effectual as if had or done at a meeting called as an annual meeting and duly held on said date.

       At any meeting, the holders of record of a majority of the shares entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum, but less than a quorum may adjourn the meeting, either sine die or to a date certain.

       At any meeting, each stockholder of the Corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights registered in his name on the books of the Corporation. A stockholder may vote through a proxy authorized by a written instrument signed by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid unless executed within six months previous to the meeting at which it is used.

                                   ARTICLE II

                               BOARD OF DIRECTORS

       The property, business and affairs of the Corporation shall be managed by a Board of Directors, and they are hereby vested with all the powers which the Corporation itself possesses so far as such delegation of power is not incompatible with the provisions of these By-Laws, the Articles of Organization or the laws of the Commonwealth of Massachusetts. No Director need be a stockholder of the Corporation.






Effective May 2, 1996

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       The Board of Directors shall be comprised of such number of Directors as shall be fixed by the Board from time to time, but not less than eight nor more than thirteen. The Board as so comprised shall be divided into three classes having as nearly equal a number of Directors in each class as possible. The term of office of each class shall be three years, with the term of office of not more than one class expiring in any particular year. At each annual meeting of shareholders, the successors to the class of Directors whose terms expire at that time shall be elected to serve for terms of three years. In the event of any increase or decrease in the number of Directors, the additional or eliminated Directorships shall be so classified or chosen so that all classes of Directors shall remain or become as nearly equal in number as possible.

       Any vacancy occurring in the Board of Directors from the death, resignation, removal, disqualification or inability to act of any Director, or from an increase in the size of the Board, may be filled for the unexpired term of the vacant Directorship by majority vote of the remaining Directors, even if the number of remaining Directors be less than a quorum, and provided that the Director so elected by the Board to fill such vacancy shall be subject to subsequent election by the shareholders of the Corporation at the next annual meeting of shareholders to serve for the unexpired term of the vacant Directorship.

       The Directors may appoint and remove at pleasure such subordinate officers and employees as may seem to them wise.

       They shall have access to the books, vouchers and funds of the Corporation; shall determine upon the forms of the certificates of stock and of the corporate seal; shall fix all salaries and fees; may fill all vacancies that may occur at any time during the year in any office; and shall declare dividends from time to time as they may deem best.

       Meetings of the Board of Directors may be held at any time and place within The Commonwealth of Massachusetts or elsewhere within the United States on call of the Chairman of the Board of Directors, the President or any two Directors, twenty-five hours' notice thereof being given. Any such meeting, however, and all business transacted thereat, shall be legal and valid without notice if all the members of the Board are present in person or participating therein, or if the members who are absent waive notice by a written instrument filed with the records of the meeting.

       A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at or participating in any meeting, a majority of the members in attendance thereat or participating therein shall decide any question brought before such meeting.

       Members of the Board of Directors shall be entitled to such reasonable compensation for their services as Directors as shall be fixed from time to time by vote of the Board of Directors and shall also be entitled to reimbursement for any reasonable expenses incurred in connection with attendance at meetings thereof. The compensation of Directors may be on such basis as shall be determined in the vote of the Board relating thereto.


                                   ARTICLE III

                      COMMITTEES OF THE BOARD OF DIRECTORS

       The Board of Directors, by vote or votes duly adopted, may appoint such committees as said Board may deem appropriate. Each committee shall consist of three (3) or more members of the Board of Directors and shall have and may exercise such powers and authority as shall be conferred or authorized by the vote(s) establishing it and as allowed by law. Each committee shall have such name as may be determined by the vote(s) establishing it. The existence of any committee may be terminated, or its powers and authority modified, at any time by vote of the




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Board of Directors. Members of each committee shall be entitled to receive a fee for attendance at meetings thereof as shall be provided or authorized by the vote(s) establishing it, and all members of each committee shall be entitled to reimbursement for expenses incurred in connection with attendance at meetings thereof.

       Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. Unless otherwise determined by the Board of Directors, each committee may appoint a chairman and a secretary and such other officers of the committee as it may deem advisable and may determine (a) the time and place of holding each meeting thereof, (b) the notice of meetings to be given to members and (c) all other procedural questions which may arise in connection with the work of such committee.

                                   ARTICLE IV

                                    OFFICERS

       The officers of the Corporation shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Clerk, any Assistant Clerk, a Controller and such other officers and agents as the Directors may from time to time authorize. No officer need be a stockholder of the Corporation.

       All officers of the Corporation shall be elected, chosen or appointed by the Board of Directors at its first meeting after the annual meeting of stockholders, or special meeting held in lieu thereof. Each of said officers so elected, chosen or appointed shall hold his office until the first meeting of Directors after the next annual meeting of stockholders, or special meeting in lieu thereof, and until his successor shall have been chosen and qualified, or until his death, resignation or removal.

       Any officer may be removed from office, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors.


                                    ARTICLE V

                       CHAIRMAN OF THE BOARD OF DIRECTORS
                                    PRESIDENT

       The Chairman of the Board of Directors and the President shall be chosen from among the members of the Board of Directors.

       The Chairman of the Board of Directors shall be the chief executive officer of the Corporation and, subject to its Board of Directors, shall exercise general supervision of its affairs. He shall preside at all meetings of the stockholders and of the Directors when present.

       The President, subject to the Board of Directors and its Chairman, shall have charge of the business of the Corporation relating to general operation and shall perform all the duties of his office prescribed by law or by vote of the Directors.

       In the absence of the Chairman of the Board of Directors, the President shall, with like authority, preside at meetings both of the stockholders and of the Directors. In the absence of the Chairman of the Board of Directors and of the President, any Vice President shall preside with like authority. In the absence of the Chairman of the Board of Directors, the President and all the Vice Presidents, a President pro tempore shall be chosen.





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                                   ARTICLE VI

                                 VICE PRESIDENTS

       Any Vice President shall have, in addition to any duties and powers set forth in these By-Laws, such duties and powers as are usually incident to such office and as the Directors shall from time to time designate.


                                   ARTICLE VII

                                    THE CLERK

       The Clerk, who shall be sworn, shall be the Clerk both of the Directors and of the Corporation; and shall attend all meetings of the stockholders and the Board of Directors, keep accurate records thereof and perform all other duties incident to such office.

       In the absence of the Clerk and any Assistant Clerk from any of the meetings, a Clerk pro tempore shall be chosen.


                                  ARTICLE VIII

                                 ASSISTANT CLERK

       In case of the death, absence or inability to act of the Clerk, any Assistant Clerk, who shall be sworn, shall have all the powers and perform all the duties of the Clerk.


                                   ARTICLE IX

                                    TREASURER

       The Treasurer shall perform such duties as are deemed by superior executive officers of the Corporation incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors.


                                    ARTICLE X

                              ASSISTANT TREASURERS

       In case of the death, absence or inability to act of the Treasurer, any Assistant Treasurer shall have all the powers and perform all the duties of the Treasurer, subject to such limitations as the Board of Directors may impose.


                                   ARTICLE XI

                                   CONTROLLER

       The Controller shall cause accurate books of account of the Corporation's transactions to be kept, which books shall be the property of the Corporation and shall be subject at all times to the inspection and control of the Board of Directors. He shall be responsible for the preparation and filing of necessary statements and reports and shall perform such other duties as from time to time may be assigned by the Board of Directors.





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                                   ARTICLE XII

                              CERTIFICATES OF STOCK

       Each stockholder shall be entitled to a certificate representing shares of the capital stock of the Corporation owned by him, in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Certificates of stock shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer and sealed with the corporate seal. Such seal may be a facsimile, engraved or printed. When any such certificate is manually signed by a transfer agent and/or by a registrar, the signatures of the President, Vice President, Treasurer or Assistant Treasurer of the Corporation upon such certificate may be facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such before the certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

       Shares of stock of the Corporation may be transferred on the books of the Corporation by the registered owner thereof or by his duly authorized attorney by assignment thereof in writing, accompanied by delivery of the certificate. No such transfer of stock, however, shall affect the right of the Corporation to pay any dividend thereon or to treat the holder of record as the holder in fact until the transfer has been recorded upon the books of the Corporation or a new certificate has been issued to the person to whom the stock has been transferred.

       In case of the loss of a certificate, a duplicate may be issued upon such reasonable terms as the Board of Directors shall prescribe.

       The Board of Directors may appoint one or more transfer agents and one or more registrars and may require all certificates representing shares of the Corporation's stock to bear the signature or signatures of any of them.


                                  ARTICLE XIII

                                   FISCAL YEAR

       The fiscal year of the Corporation shall end on the 30th day of September in each year.


                                   ARTICLE XIV

                                   AMENDMENTS

       These By-Laws may, upon notice, be altered, amended or repealed at any meeting of the stockholders by vote of the holders of two-thirds (2/3) or more of the stock entitled to vote at such meeting. Notwithstanding the foregoing, as provided in the Articles of Organization, a majority of the Directors may make, amend or repeal these By-Laws in whole or in part, except with respect to any provision thereof which by law or the Articles of Organization requires action by the stockholders.



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